               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  ORTEC INTERNATIONAL, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]

                           ORTEC INTERNATIONAL, INC.
                                 3960 BROADWAY
                               NEW YORK, NY 10032

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 15, 2000

    The 2000 Annual Meeting of Stockholders of Ortec International, Inc. (the 'Company') will be held at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, on Tuesday, August 15, 2000, at 4:00 p.m. local time, to consider and act upon the following matters:

        1.  To elect six directors to serve for the ensuing year.

        2. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

        3. To ratify and approve a second amendment to the Company's Amended and Restated 1996 Stock Option Plan (the 'Stock Option Plan' or the 'Plan') increasing the number of shares of the Company's Common Stock under the Plan from 1,550,000 to 3,000,000 shares.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record as of the close of business on July 7, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                       By Order of the Board of Directors

                                       RON LIPSTEIN
                                       RON LIPSTEIN
                                       Secretary

New York, New York
July 17, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                     [LOGO]

                           ORTEC INTERNATIONAL, INC.
                                 3960 BROADWAY
                               NEW YORK, NY 10032

                              -------------------
                                PROXY STATEMENT
                                    FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 15, 2000
                              -------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the 'Company') for use at the 2000 Annual Meeting of Stockholders to be held on August 15, 2000, and at any adjournment of that meeting (the 'Annual Meeting'). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 is being mailed to all stockholders of the Company simultaneously with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on July 7, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 8,432,517 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the current fiscal year and the ratification and approval of the second amendment to the Company's Stock Option Plan increasing to 3,000,000 the number of shares covered by the Plan. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in 'street name' indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ('broker non-votes'), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of July 7, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption 'Compensation of Executive Officers' below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock of the Company.

                                                               AMOUNT AND
                                                                NATURE OF         PERCENTAGE OF
                      NAME AND ADDRESS                         BENEFICIAL          OUTSTANDING
                    OF BENEFICIAL OWNER                        OWNERSHIP**        SHARES OWNED**
                    -------------------                        -----------        --------------
Steven Katz*................................................      591,862(1)            6.7
Mark Eisenberg*.............................................      596,000               7.1
Ron Lipstein*...............................................      604,371(2)            6.9
Alain Klapholz*.............................................      431,506(3)            5.0
William Schaeffer*..........................................       16,688(4)            ***
Joseph Stechler ............................................      956,466(5)           11.1
15 Engle Street
Englewood, NJ 07631
Steven Lilien ..............................................       13,400(6)            ***
19 Larchmont Street
Ardsley, NY 10502
Quasar International Partners, CV ..........................      782,500(7)            9.3
Kaya Flambiyan 9
Willenstad, Curaco
Netherlands, Antilles
Lupa Family Partners .......................................      467,400(8)            5.5
888 Seventh Avenue
33rd Floor
New York, NY 10106
Pequot Capital .............................................    2,150,807(9)           25.3
Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
All officers and directors as a group (seven persons).......    3,173,506(1-6)         33.5

---------

  * The address of these persons is at the Company's offices, 3960 Broadway, New York, NY 10032.

 ** The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after July 7, 2000. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

*** Less than 1%, based upon information available to the company.

(1) Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such shares. Includes 412,950 shares issuable to Dr. Katz upon his exercise of outstanding options and warrants.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes 33,600 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 33,600 shares. Also includes 344,500 shares issuable to Mr. Lipstein and 15,000 to his minor children upon his and their exercise of outstanding options and warrants.

(3) Includes 31,500 shares owned by Mr. Klapholz's minor children. Mr. Klapholz disclaims any beneficial interest in such 31,500 shares. Also includes 137,400 shares issuable to Mr. Klapholz upon his exercise of outstanding options.

(4) Includes 14,688 shares issuable to Mr. Schaeffer upon his exercise of outstanding options.

(5) Includes shares owned by Stechler & Company and 30,000 shares owned by a charitable foundation of which Mr. Stechler and other members of his family are the trustees. Also includes 218,000 shares to be issued by the Company to Mr. Stechler or Stechler & Company upon their exercise of outstanding options or warrants.

(6) Includes 13,000 shares issuable to Dr. Lilien upon his exercise of outstanding options.

(7) Soros Fund Management LLC serves as principal investment manager to Quasar and, as such, may be deemed to have investment discretion over the 782,500 shares of Common Stock held by Quasar.

(8) Lupa Family Partners ('Lupa') is a New York limited partnership. In his capacity as one of two general partners, Mr. George Soros exercises voting and dispositive power with respect to securities held for the account of Lupa.

(9) Shares held by four investment funds and two other entities. The Company believes that Pequot Capital Management, Inc. has sole or shared investment and/or voting power for these shares. Includes 81,153 shares issuable upon exercise of outstanding warrants.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by Management. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

    Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during the past five years and the date of the commencement of each director's term as a director.

            NAME              AGE                           POSITION
            ----              ---                           --------
Steven Katz, Ph.D...........  55    President, Chief Executive Officer and Chairman of the
                                      Board of Directors
Dr. Mark Eisenberg..........  62    Senior Vice President, Research and Development and
                                      Director
Ron Lipstein................  44    Secretary, Treasurer, Chief Financial Officer and
                                    Director
Alain M. Klapholz...........  43    Vice President, Operations and Director
Joseph Stechler.............  48    Director
Steven Lilien, Ph.D.........  53    Director

    Steven Katz, a founder of the Company, has been a director of the Company since its inception in 1991 and was elected Chairman of its Board of Directors in September 1994. He has been employed by the Company since 1991. Dr. Katz has also been a professor of Economics and Finance at Bernard M.

Baruch College in New York City since 1972. He has a Ph.D. in Finance and Statistics as well as an MBA and MS in Operations Research, both from New York University.

    Dr. Mark Eisenberg, a founder of the Company, has been a director and Senior Vice President of the Company since 1991. Dr. Eisenberg has also been a consultant to the Company since 1991. See 'Eisenberg Consulting Agreement.' He has been a physician in private practice in Sydney, Australia, since 1967. He is a member and co-founder of the Dystrophic Epidermolysis Bullosa ('EB') clinic at the Prince of Wales Hospital for children in Sydney, Australia. He has done extensive research on EB disease.

    Ron Lipstein, a founder of the Company, has been the Secretary, Treasurer, Chief Financial Officer and a director of the Company since 1991. He has been employed by the Company since 1991. Mr. Lipstein is a certified public accountant.

    Alain M. Klapholz, a founder of the Company, has been a Vice President and a director of the Company since 1991. He has been employed by the Company since 1991. Mr. Klapholz has an MBA from New York University.

    Joseph Stechler has been a director of the Company since 1992. He has been President and CEO of Stechler & Company, an investment management firm, since 1986, and from 1990 to January 1997, he was the general partner of Old Ironsides Capital, L.P., an investment fund. Prior to 1986, he was a securities analyst with several investment firms. Mr. Stechler has a JD degree from Columbia University and an LLM degree in corporate law from New York University.

    Steven Lilien was elected a director of the Company in 1998. He has been chairman of the accounting department of Bernard M. Baruch College in New York City since 1988 and is currently the Weinstein Professor of Accounting there. He is a certified public accountant and has a Ph.D. in accounting and finance and an MS, both from New York University.

    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors except for Dr. Lilien who received $5,000 in 1999 for his service on the Board. Both Dr. Lilien and Mr. Joseph Stechler, who are non-employee directors of the Company, are compensated for their services and attendance at meetings through the grant of options pursuant to the Company's Employee Stock Option Plan.

EXECUTIVE OFFICERS

    Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. Three of the Company's four executive officers, Steven Katz, Ron Lipstein and Alain Klapholz, are also directors of the Company. Information with regard to such persons is set forth above under the heading 'Nominees.'

    The other executive officer is Mr. William Schaeffer, age 52, the Company's Chief Operating Officer since May 1998. Prior to joining the Company, Mr. Schaeffer was employed by Johnson & Johnson for more than 25 years. His last position was Vice President, Quality Assurance Worldwide for Johnson & Johnson's Cordis, Inc., where he was also a member of its Management Board. Mr. Schaeffer has also held senior management positions at Johnson & Johnson's Ethicon, Inc., Johnson & Johnson Cardiovascular and Ortho Diagnostics, Inc. His responsibilities have included process development, manufacturing and quality assurance for a broad range of medical devices developed, produced and distributed by Johnson & Johnson.

THE COMMITTEES

    The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee and the usual functions of such committee are performed by the entire Board of Directors.

    Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The current members of the Audit Committee are Messrs. Stechler and Lilien.

    Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers, including salary, bonus and other incentives. The current members of the Compensation Committee are Messrs. Katz, Eisenberg and Lilien.

    Stock Option Committee. The Stock Option Committee determines the full time employees, other than executive officers of the Company, to whom options should be granted under the Company's stock option plans and the number of options to be granted to each such employee. The current members of the Stock Option Committee are Messrs. Katz, Lipstein and Stechler. The Board of Directors determines any other persons (the Company's executive officers, part time employees, directors, consultants and advisors) to whom options should be granted and the number of options to be granted to each such person.

BOARD MEETINGS

    In 1999, the Board of Directors, the Stock Option Committee, the Audit Committee and the Compensation Committee each met or acted without a meeting pursuant to unanimous written consent, nine times, four times, one time and one time, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EISENBERG CONSULTING AGREEMENT

    Pursuant to a consulting agreement (the 'Consulting Agreement') dated
June 7, 1991, as amended on September 1, 1992, between the Company and Dr. Eisenberg, the Company has retained the services of Dr. Eisenberg as a consultant until June 6, 2005. Under the Consulting Agreement, Dr. Eisenberg is required to devote 20 hours per week to the Company. The Company pays Dr. Eisenberg an annual fee at the rate of $73,000. Dr. Eisenberg's fee is subject to annual increases based on certain formulas. Dr. Eisenberg has agreed not to compete with the Company until one year after termination of the Consulting Agreement.

CLASS B WARRANTS

    On six different occasions, the last on June 26, 2000, the Board of Directors of the Company extended the expiration date of the Company's publicly traded Class'B warrants. Such expiration date is presently September 28, 2000. In addition, on August 3, 1999, the Company's shareholders approved a resolution authorizing the Board of Directors to reduce the exercise price of the Class B warrants from $15 per share to such lower price as the Board of Directors determines to be in the Company's best interest, provided such reduced exercise price is no less than a price which is thirty (30%) percent below the market value for the common stock at the time of such reduction. Mr. Joseph Stechler, a member of the Company's Board of Directors, is an owner of Class B warrants.

CHANGE OF CONTROL AGREEMENTS

    The Board of Directors of the Company has authorized agreements with the Company's four executive officers in the event of a 'chance of control' of the Company. In the agreements with Messrs. Katz, Lipstein and Klapholz, 'change of control' of the Company will be defined as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets, but in any event if Messrs. Katz, Lipstein and Klapholz and Dr. Mark Eisenberg no longer constitute a majority of the Company's Board of Directors. The payments to be made to such three executive officers in the event of a change of control range from 2 to 2.99 times the compensation paid by the Company to such executive in the twelve-month period prior to the change of control. The change of control agreements with Messrs. Katz, Lipstein and Klapholz will provide that in the event that such change of control occurs, the expiration dates of all options and warrants which have been granted to such executive officers and which expire less than three years after such change of control, will be extended so that such options and warrants expire three years after such change of control, and that at Messrs. Katz, Lipstein or Klapholz' election, the Company will lend such executive officer upon his exercise of any of his warrants or options, interest free and repayable after three years, the funds needed by such executive officer to pay the exercise price.

    The Company believes that such payments to most, if not all, of these three executive officers will, if they are made, constitute 'golden parachute' payments under the Internal Revenue Code and to the extent the change of control payments made to an individual executive officer exceeds the average annual compensation paid by the Company to such executive officer in the five year period prior to such change of control (a) such excess will not be able to be deducted by the Company in calculating its income for income tax purposes and
(b) a special excise tax equal to 20% of such excess will have to be paid by the executive officer receiving such excess payments. The change of control agreements will provide that the Company will pay such excise tax payable by such executive officer.

    The change of control agreement with Mr. Schaeffer will provide that all his options will vest immediately upon a change of control of the Company. The agreement with Mr. Schaeffer will define 'change of control' as a merger or consolidation of the Company with another company or the sale by the Company of all or substantially all of the Company's assets.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation paid by the Company during the three fiscal years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and the Company's other executive officers whose cash compensation exceeded $100,000 (the 'Named Officers').

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                             ANNUAL COMPENSATION                            SECURITIES
                NAME &                       -------------------          OTHER ANNUAL      UNDERLYING
          PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS/SARS
          ------------------            ----   ----------   ---------   ----------------   ------------
Steven Katz ..........................  1999    200,000      35,000          9,000*           50,000
  Chief Executive Officer,              1998    200,000       --             9,000*          230,750
  President and Chairman                1997    130,000      45,000          8,400*          155,000
Ron Lipstein .........................  1999    165,000      50,000          9,000*           35,000
  Secretary, Treasurer,                 1998    165,000       --             9,000*          220,000
  CFO and Director                      1997    115,000      30,000          8,400*           80,000
Alain Klapholz .......................  1999    150,000      15,000           --              10,000
  Vice President                        1998    150,000       --              --              70,000
  and Director                          1997    115,000      20,000           --              40,000
William Schaeffer ....................  1999    157,871      30,000           --              20,000
  Chief Operating Officer

---------

*  In lieu of health insurance.

BOARD COMPENSATION

    Dr. Steven Lilien and Mr. Joseph Stechler are the Company's non-employee directors. For his services in 1999 as a director and as a member of the Company's Audit Committee and Compensation Committee, the Company paid Dr. Lilien $5,000 and granted him 5 year options to purchase 5,000 shares of common stock. For his services in 1999 as a director and as a member of the Company's Audit Committee and Stock Option Committee the Company granted Mr. Stechler 5 year options to purchase 7,500 shares of common stock. Such options were granted under the Company's Employee Stock Option Plan and are exercisable at $6.625 per share each.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named
Officers:

                                  INDIVIDUAL GRANTS
                                  -----------------
           (a)                  (b)              (c)             (d)          (e)
                             NUMBER OF       % OF TOTAL
                             SECURITIES     OPTIONS/SARS
                             UNDERLYING      GRANTED TO      EXERCISE OR
                            OPTIONS/SARS    EMPLOYEES IN     BASE PRICE    EXPIRATION
          NAME              GRANTED (#)    FISCAL YEAR (1)    ($/SHARE)       DATE
          ----              -----------    ---------------    ---------       ----
Steven Katz..............      50,000            23%          $ 6.625       12/28/04
Ron Lipstein.............      35,000            16             6.625       12/28/04
Alain Klapholz...........      10,000             5             6.625       12/28/04
William D. Schaeffer           10,000             9             6.625       12/28/06
  (2)....................      10,000                          10.4375      07/20/06

                                        POTENTIAL REALIZABLE
                                              VALUE AT
                                           ASSUMED ANNUAL
                                        RATES OF STOCK PRICE
                                          APPRECIATION FOR
                                            OPTION TERM
                                            -----------
           (a)                     (f)                       (g)

          NAME                    5% ($)                   10% ($)
          ----                    ------                   -------
Steven Katz..............        $91,518                   $202,231
Ron Lipstein.............         64,063                    141,562
Alain Klapholz...........         18,304                     40,446
William D. Schaeffer              18,304                     40,446
  (2)....................         28,838                     63,722

---------

 (1) Options to purchase a total of 219,800 shares of Common Stock were granted to the Company's employees, including the Named Officers, during the fiscal year ended December 31, 1999.

 (2) The options granted to Mr. Schaeffer vest as follows: 25% one year after the date of grant, an additional 25% two years after the date of grant, an additional 25% three years after and the remaining 25% four years after the date of grant.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUE

    The following table sets forth certain information regarding options (which include warrants) exercisable during 1999 and the value of the options held as of December 31,1999 by the Named Officers. None of the Named Officers exercised any options in 1999. All of the options held by Messrs. Katz, Lipstein and Klapholz were excisable at December 31, 1999. At December 31, 1999, Mr. Schaeffer held 11,250 options which were then exercisable and 32,500 option which were not yet exercisable.

                                       NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                NAME                        AT FISCAL YEAR END          OPTIONS AT FISCAL YEAR END (1)
                ----                        ------------------          ------------------------------
Steven Katz..........................             390,000                           $53,750
Ron Lipstein.........................             355,000*                           38,125
Alain Klapholz.......................             130,000                             8,750
William D. Schaeffer.................              43,000                             8,700

---------

* Includes warrants to purchase 15,000 shares held by Mr. Lipstein's minor children.

(1) The difference between (x) the product of the unexercised options and the closing price of the Company's common stock on December 31, 1999, as listed on the Nasdaq SmallCap Market, less (y) the product of the unexercised options and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    None of the Company's executive officers serve as a member of the Compensation Committee on the board of directors of another entity one of whose executive officers serves on the Company's Board of Directors.

    The Compensation Committee of the Company's Board of Directors determines compensation policies applicable to the Company's four executive officers. Messrs. Steven Katz, Mark Eisenberg and Steven Lilien are the members of the Compensation Committee. Dr. Katz is an executive officer of the Company. Although Dr. Mark Eisenberg is not an executive officer of the Company, he is employed by the Company on a part time basis devoting his time to research in the Company's facility in Australia.

The compensation paid to Dr. Eisenberg is determined by an agreement between Dr. Eisenberg and the Company entered into on June 7, 1991 and amended on September 1, 1992.

                               PERFORMANCE GRAPH

                              [PERFORMANCE GRAPH]

                            ANNUAL RETURN PERCENTAGE

                                                                    YEARS ENDED
COMPANY/INDEX                                          DEC '96   DEC '97   DEC '98   DEC '99
ORTEC INTERNATIONAL, INC.                              107.50     25.90      0.48    -42.86
NASDAQ US INDEX                                         27.38     22.53     40.91     80.66
NASDAQ PHARM                                            -0.54      3.26     27.21     86.87

                                INDEXED RETURNS

                                             BASE
                                            PERIOD                  YEARS ENDED
COMPANY/INDEX                             19 JAN '96   DEC '96   DEC '97   DEC '98   DEC '99
ORTEC INTERNATIONAL, INC.                    100       207.50    261.24    262.50    150.00
NASDAQ US INDEX                              100       127.38    156.08    219.93    397.33
NASDAQ PHARM                                 100        99.45    102.70    130.65    244.14

    The Company's publicly traded securities commenced trading on the NASDAQ SmallCap Market on January 19, 1996 as Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, at a price of $5.00 per Unit. On May 17, 1996, the components of the Units each became separately traded securities. Total returns presented above assume $100.00 invested on January 19, 1996 in the Units (and such invested amount invested entirely in the Common Stock as of May 17, 1996), the NASDAQ-US Companies Index and the NASDAQ Pharmaceutical Companies Index.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

    CORPORATE POLICY. Two members of the Compensation Committee of the Company's Board of Directors (other than Dr. Steven Katz who is the subject of their report) recommend to the Board of Directors the compensation to be paid to the Company's four executive officers and the reasons therefor. Messrs. Steven Katz, Mark Eisenberg and Steven Lilien are the members of the Compensation Committee. Dr. Katz is an executive officer of the Company. Although Dr. Mark Eisenberg is not an executive officer of the Company, he is employed by the Company on a part time basis devoting his time to research in the Company's facility in Australia. The compensation paid to Dr. Eisenberg is determined by an agreement between Dr. Eisenberg and the Company entered into on June 7, 1991 and amended on September 1, 1992. Although he did not participate in preparing the report, Dr. Steven Katz joins in its presentation.

    It is the philosophy of the Compensation Committee that the total executive compensation package should align the financial interests of the Company's executives with the short term and long term goals of the Company and consequently enhance shareholder value. The key elements of the Company's current compensation program consist primarily of a base salary and equity participation through a long term incentive plan.

    Base Salary. As a development stage company, it is difficult to compare salaries to any particular peer group. Rather, the Compensation Committee in its recommendation to the Board, takes into consideration the responsibilities, experience level, individual performance levels, and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Compensation Committee based on the foregoing criteria and are adjusted, if warranted, by the Compensation Committee.

    Long Term Incentives. The Company currently has an Employee Stock Option Plan in effect for its employees, consultants, advisors and directors. The purpose of this Plan is to create an opportunity for employees, including executive officers, to share in the enhancement of shareholder value. This Plan is administered by the Stock Option Committee, except that such Committee has no authority to grant options to employees who are also directors of the Company, or who are executive officers of the Company, such authority being reserved to the entire Board of Directors. In granting options under the Plan, the Board of Directors reviews and grants incentive awards based upon its evaluation of the executive's individual performance, level of responsibility and overall contribution towards the Company's operations, together with the Company's achievement of development milestones and growth.

    COMPENSATION OF DR. STEVEN KATZ, PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Compensation Committee believes that Dr. Katz' salary and stock option grant for 1999 were consistent with the criteria described above and with the evaluation of his overall leadership and management of the Company. The Compensation Committee believes 1999 was a year of significant accomplishments for the Company, including the following:

     progress made in the clinical trials conducted and completed by the Company;

     securing and retaining the services of skilled and talented scientific and other personnel for research and development of the Company's Composite Cultured Skin;

     securing and retaining the services of persons experienced in guiding clinical trials though the FDA's regulatory process;

     securing investments which enable the Company to continue its research and development and to conduct its clinical trials, particularly the completion in 1999 of private placements of the Company's common stock whereby the Company raised gross proceeds of $12,400,000, of which $9,000,000 was raised directly by officers of the Company without the aid and expense of placement agents, and establishing and maintaining the interest of the investment banking community, pharmaceutical companies and others interested in the biotechnology being developed by the Company, thereby establishing and maintaining relationships which have resulted in investments in the Company which enable the Company to continue its efforts to eventually market its Composite Cultured Skin to the medical community, health care insurers and the general public.

    The Compensation Committee believes the foregoing accomplishments significantly resulted from the efforts of the Company's executive officers, led by Dr. Katz. Dr. Katz' compensation for 1999 is set forth under the 'Compensation of Executive Officers' section of this Proxy Statement.

    SUMMARY. The Compensation Committee believes that the Company's compensation policy, as practiced to date, has been successful in attracting and retaining qualified employees and securing investors to fund the Company's research and development and its clinical trials, as the Company attempts to achieve its goals of enhancing stockholder value through the development and marketing of its product in the treatment of various skin disorders. See 'Forward Looking Information.'

                                          Respectfully Submitted,
                                          Compensation Committee

                                          By:  Dr. Mark Eisenberg
                                               Steven Lilien, Ph.D.
                                               Steven Katz, Ph.D.

                           RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

    The Board of Directors has selected the firm of Grant Thornton LLP ('Grant Thornton'), as the principal independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Grant Thornton has served as the Company's independent auditors since 1994. If the appointment of the firm of Grant Thornton is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from stockholders.

                           APPROVAL OF THE COMPANY'S
                        SECOND AMENDED AND RESTATED 1996
                               STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

    The Board of Directors has unanimously adopted, subject to shareholder approval, a Second Amended and Restated 1996 Stock Option Plan (the 'Plan'), which amends certain aspects of the Company's Amended and Restated 1996 Stock Option Plan, which was approved by the Company's stockholders in August 1998. If approved by the stockholders of the Company, the Plan would increase the number of shares of Common Stock available thereunder from 1,550,000 shares to 3,000,000 shares.

    The above-described amendment was approved by unanimous consent of the Company's Board of Directors on April 5, 2000, subject to shareholder approval.

    The Plan is summarized below. The full text of the Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

ADMINISTRATION AND ELIGIBILITY

    The Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The Company proposes to increase the maximum number of shares of Common Stock covered by the Plan from 1,550,000 shares to 3,000,000 shares. Of the 1,550,000 shares options to purchase 10,250 have already been exercised and are no longer available for grant under the Plan. Under the Plan, the Company may grant incentive stock options or options not intended to qualify as incentive stock options (together, the 'Options').

    The Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the 'Code') to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors.

    The Plan is to be administered by the Board of Directors or the Stock Option Committee (the 'Committee'). Any construction or interpretation of terms and provisions of the Plan by the Board or Committee are final and conclusive. The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be employees (including officers), directors, consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees shall be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Non-employee directors, consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Plan, shall determine the non-executive employees, and the Board the executive employees, directors, consultants or advisors, of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

    Under the Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, may also serve as directors of the Company.

    No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant.

    The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company shall be the 'fair market value' (as defined pursuant to the Plan) of the Company's Common Stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Plan shall be determined by the Board or Committee at the time of the grant of the Option.

    A Nonstatutory Stock Option granted to directors who are not employees of the Company and all other Nonstatutory Stock Options granted under the Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years).

    If the employment of an employee by the Company or any subsidiary of the Company shall be terminated either voluntarily by the employee or for cause, then such employee's Options shall immediately expire. If such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause.

    If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee, or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee, at any time within one year after such death.

    If the holder of any Options under the Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one year after his termination of employment due to such disability.

    If the services of a director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall immediately expire. If such services shall terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director, at any time within one year after such death.

    Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person, at any time within one year after such death.

    The exercise price of Options granted under the Plan shall be paid by the delivery of a check to the order of the Company in an amount equal to the exercise price, or, but only with the approval of the Board or the Committee, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised.

    All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    There are approximately 58 employees and two directors who are not employees of the Company who are eligible for participation in the Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Plan.

MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

    In the event that the Company's outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option and payment of the exercise price, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Plan from being disqualified as an 'incentive stock option' under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

AMENDMENT AND TERMINATION OF THE PLAN

    The Plan shall terminate on April 5, 2006, which is within ten (10) years from the date of the adoption of the Company's original 1996 Stock Option Plan by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

    The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

    The Board of Directors may at any time, on or before the termination date of the Plan, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an 'incentive stock option' from being disqualified as such under the then existing provisions of the Code or any law amending or supplementing the Code.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

    Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

    Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years form the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the 'Statutory Holding Period'), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

    If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Securities Exchange Act (the 'Exchange Act'). The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for a more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

    Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

RESTRICTIVE COVENANTS

    The Plan provides for the inclusion in any grants of options made under the Plan a provision requiring the optionee, for a period of one year after termination of employment, or termination of rendering of services for the Company (the 'Restrictive Period'), to agree to the following restrictive covenants:

        Nondisclosure. Upon the grant of any option under the Plan, the optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's business) any confidential and privileged information relating to the operations of the Company, including, but not limited to, intellectual property, confidential processes, ideas, plans, devices and materials, financings, mergers, acquisitions, selective personnel information and other similar matters treated by the Company as confidential ('Confidential Information'), without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

        Covenant not to Compete. Upon the grant of any option under the Plan, the optionee will agree that during the continuation of his employment with, or otherwise rendering services for, the

    Company and during the Restrictive Period, the optionee will not, directly or indirectly, within the United States of America:

           a. own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the business of the Company in competition with the Company (a 'Competitive Company'), unless his affiliation with such Competitive Company is not related in any way, directly or indirectly to the sale or marketing of products or the provisions of services that are of the same kind or a like nature as those products sold or services provided by the Company at the time the optionee's employment terminates; or

           b. solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company, or any employee of the Company to terminate his employment with the Company.

NEW PLAN BENEFITS

    Because the option grants under the Plan are discretionary, or the exercise prices of options automatically granted thereunder are equal to currently unknown closing prices of the Common Stock on the Nasdaq SmallCap Market, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals from such option grants made in the future.

                              BOARD RECOMMENDATION

    The Board of Directors believes that the foregoing three proposals are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                          FORWARD LOOKING INFORMATION

    This Proxy Statement includes statements that are 'forward looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future, that are based on the beliefs of management, as well as assumptions made by and information currently available to the Company. When used in this document, the words 'anticipate,' 'believe,' 'estimate,' and 'expect' and similar expressions, as they relate to the Company, are intended to identify such forward looking statements. Such statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this Proxy Statement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward looking statements.

                                 OTHER MATTERS

    Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out of pocket expenses incurred on behalf of the Company.

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than March 16, 2001 for inclusion in the proxy statement for that meeting.

                                   By Order of the Board of Directors,

                                   RON LIPSTEIN
                                   RON LIPSTEIN
                                   Secretary

July 17, 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           AVAILABILITY OF FORM 10-K

    THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENTS SCHEDULES, TO ANY STOCKHOLDER OF THE COMPANY AND TO ANY PERSON HOLDING WARRANTS OR OPTIONS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK, UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. RON LIPSTEIN, SECRETARY, AT ORTEC INTERNATIONAL, INC., 3960 BROADWAY, NEW YORK, NEW YORK 10032.

                                                                      APPENDIX A

                           ORTEC INTERNATIONAL, INC.
                          SECOND AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

    1. PURPOSE OF THE PLAN. The Ortec International, Inc. Second Amended and Restated 1996 Stock Option Plan (the 'Plan') is intended to advance the interests of Ortec International, Inc. (the 'Company') by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of 'Options' (which term as used herein includes both 'Incentive Stock Options' and 'Nonstatutory Stock Options,' as later defined) to qualified employees. In addition, the Plan also provides for the granting of 'Nonstatutory Stock Options' to all non-employee Directors of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of 'Nonstatutory Stock Options' to consultants and advisors who provide services to the Company.

    2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or if the Board of Directors elects, a committee (the 'Committee') consisting of at least two (2) Directors chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

    3. SHARES SUBJECT TO THE PLAN. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.001 par value (the 'Common Stock'), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed three million (3,000,000) shares, subject to adjustment in accordance with the provisions of Section 12 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Plan.

    4. STOCK OPTION DOCUMENT. Each Option granted under the Plan shall be authorized by the Board or Committee and shall be evidenced by a Stock Option Document which shall be executed by the Company. The Stock Option Document shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

    5. DISCRETIONARY GRANT PARTICIPATION. The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be all key employees (including officers) of either the Company or any subsidiary corporation of the Company and directors who are not employees of the Company, consultants and advisors who provide services to the Company or any subsidiary of the Company, other than in connection with the offer or sale of securities in a capital raising transaction. Such persons shall be entitled to receive (i) Incentive Stock Options, as described in Section 6 hereafter and (ii) Nonstatutory Stock Options, as described in Section 7 hereafter. Non-employee directors, consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in their sole discretion, but subject to the provisions of the Plan, shall determine the employees, non-employee directors, consultants or advisors of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

    6. INCENTIVE STOCK OPTIONS. The Board or Committee may grant Options under the Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the 'Code') (such an Option referred to herein as an 'Incentive Stock Option') and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by
Section 422 of the Code:

        (a) No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.

        (b) Each Incentive Stock Option under the Plan must be granted prior to April 5, 2006, which is within ten (10) years from the date the original 1996 Stock Option Plan was adopted by the Board of Directors and stockholders.

        (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

        (d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in
    Section 10 hereof.

        (e) For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

        (f) For purposes of the Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

    7. NONSTATUTORY STOCK OPTIONS. The Board or Committee may grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of
Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a 'Nonstatutory Stock Option'). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

        (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Plan pursuant to Section 5 hereof.

        (b) The option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in their absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

        (c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years) and shall be subject to earlier termination as expressly provided in
    Section 10 hereof.

    8. RIGHTS OF OPTION HOLDERS. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

    9. TRANSFERABILITY. No Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by Will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

    10. TERMINATION OF EMPLOYMENT OR DEATH.

    (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 10, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this
Section 10. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of such corporation) which has assumed the Options of the Company as a result of a corporate reorganization shall not be considered to have terminated his employment.

    (b) If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 10, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one
(1) year after such death.

    (c) If the holder of any Options under the Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (f) of this Section 10, be exercised at any time within one (1) year after his termination of employment due to his disability.

    (d) If the services of a non-employee Director of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of a non-employee Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section 10. In the event of the death of a non-employee Director, his Options may, subject to the provisions of subparagraph (f) of this
Section 10, be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such non-employee Director at any time within one (1) year after such death.

    (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 10, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

    (f) An Option may not be exercised pursuant to this Section 10 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

    (g) For purposes of this Section 10, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

    (h) Restrictive Covenants. In consideration of the Options granted pursuant to this Plan and to induce the Company to grant such Options, for all Options granted hereunder each optionee shall agree, which agreement shall be deemed given by the optionee by the optionee's acceptance of such Options, as follows:

        (i) Definitions. As used in this Section 10(h), the following terms shall have the meanings ascribed to them in this subsection:

           'Business' shall mean the business of designing, developing, marketing, selling and/or distributing any kind of skin replacement or skin regeneration product or other product or service being developed, produced, sold, marketed or provided by the Company during the period of such optionee's employment by the Company.

           'Competitive Company' shall mean any person, corporation, association, joint venture, partnership, or other business entity that engages in any part of the Business in competition with the Company.

           'Restrictive Period' shall mean a period of one year following the termination of the optionee's employment with the Company, or the termination of services otherwise being rendered by the optionee for the Company; provided, however, that the Restrictive Period shall be extended for an additional period equal to any period during which the optionee is in violation of any of the provisions of Section 10(h)(iv), below.

           'Territory' shall mean the entire world.

        (ii) Acknowledgements. The optionee will acknowledge that by reason of his position with the Company he is and will be acquainted with confidential and privileged information relating to biomedical products or other products being developed or developed by the Company, customer files and special customer information, vendor sources and information, licenses, product lines, intellectual property (including, but not limited to, patents, trademarks and copyrights), financings, mergers, acquisitions, selective personnel information and confidential processes, designs, ideas, plans, devices and materials, and other similar matters treated by the Company as confidential (the 'Confidential Information') and that use of the Confidential Information might seriously damage the Company in its Business.

        (iii) Nondisclosure. The optionee will agree not to divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of the Company's Business) any Confidential Information without the prior written consent of the Company; provided, however, that such covenant will not apply to any Confidential Information that was known by the optionee prior to the Company's disclosure thereof to such optionee, that is or becomes through no fault of the optionee generally available to the public, or that is independently developed and supplied to the optionee by a source other than the Company.

        (iv) Covenant Not to Compete. The Optionee will agree that during the continuation of his employment with, or otherwise rendering services for, the Company and during the Restrictive Period the optionee will not, directly or indirectly, within the Territory:

           (1) own, manage, operate, control, be employed by, render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any Competitive Company, unless his affiliation with such Competitive Company is not related in any way, directly or indirectly, to the development, sale or marketing of skin replacement or skin regeneration products, or the development, sale or marketing of other products or the provision of services that are of the same kind or a like nature as those products developed, sold or marketed or services provided by the Company at the time of the optionee's employment by the Company; or

           (2) solicit or attempt in any manner to persuade or influence any present or future customer of the Company to divert its business from the Company to any Competitive Company, or any employee of the Company to terminate his employment with the Company.

        (v) Enforcement. The optionee will agree that in the event of any breach or threatened breach by the optionee of the foregoing covenants, the Company, in addition to any other rights and remedies it may have, will be entitled to an injunction without having to post any bond or other security, restraining such breach or threatened breach, the optionee agreeing to stipulate that a breach by the optionee would cause irreparable damage to the Company and that the Company's remedies at law would be inadequate. The optionee will further agree that the existence of any claim or cause of action on the part of the optionee against the Company shall not constitute a defense to the enforcement of these provisions and that the terms of the foregoing covenants, including without limitation the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of the Company. If any court of competent jurisdiction will finally adjudicate that any of the covenants are too broad as to area, activity or time covered, the optionee will agree that such area, activity or time covered may be reduced to whatever extent the court deems reasonable and the covenants and the remedy of injunctive relief may be enforced as to such reduced area, activity or time.

    11. EXERCISE OF OPTIONS.

    (a) Unless otherwise provided in the Stock Option Document, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in their absolute discretion, may provide in any Stock Option Document that the exercise of any Option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in their absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Document the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

    (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 11 or any other terms, provisions or conditions of the Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the optionee at the time of exercise to the extent permitted by subsection (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act'), to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

    12. ADJUSTMENT UPON CHANGE IN CAPITALIZATION.

    (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an 'incentive stock option' under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

    (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

    13. FURTHER CONDITIONS OF EXERCISE.

    (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

    (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

    14. EFFECTIVENESS OF THE PLAN. The Plan was originally adopted by the Board of Directors on April 1, 1996. The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened on June 19, 1996. The Amendment and Restatement of the Plan was adopted by the Board of Directors on May 5, 1998 and by the affirmative vote of a majority of the outstanding shares of capital stock of the Company in person or by proxy at a meeting of stockholders of the Company convened on August 11, 1998. The Second Amendment and Restatement of the Plan was adopted by the Board of Directors on April 5, 2000 and by the affirmative vote of a majority of the outstanding shares of capital stock of the Company in person or by proxy at a meeting of stockholders of the Company convened on August 15, 2000.

    15. TERMINATION, MODIFICATION AND AMENDMENT.

    (a) The Plan (but not Options previously granted under the Plan) shall terminate on April 5, 2006, which is within ten (10) years from the date of its adoption by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

    (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

    (c) The Board of Directors may at any time, on or before the termination date referred to in Section 15(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 12 hereof) the maximum number of shares as to which Incentive Stock Options may be granted or change the designation of the employees or class of employees eligible to receive Options.

    (d) No termination, modification or amendment of the Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

    16. NOT A CONTRACT OF EMPLOYMENT. Nothing contained in the Plan or in any Stock Option Document executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

    17. USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

    18. INDEMNIFICATION OF BOARD OF DIRECTORS OR COMMITTEE. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted hereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

    19. DEFINITIONS. For purposes of the Plan, the terms 'parent corporation' and 'subsidiary corporation' shall have the same meanings a set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

    20. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

                                                                    APPENDIX 1

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 15, 2000.

                           ORTEC INTERNATIONAL, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Dr. Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on July 7, 2000, at the Annual Meeting of Stockholders of the Company to be held on August 15, 2000 at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

[X] Please mark your votes as in this example

                              FOR        AGAINST
1. Election of Directors      [ ]        [ ]        Nominees are:
                                                    Steven Katz, Dr. Mark Eisenberg,
                                                    Ron Lipstein, Alain Klapholz,
                                                    Joseph Stechler and Steven Lilien

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                                                  FOR        AGAINST       ABSTAIN

2. Approval of appointment of Grant Thornton LLP as the Company's auditors.       [ ]          [ ]           [ ]

3. (a) Ratification and approval of the Company's Second Amended and Restated     [ ]          [ ]           [ ]
1996 Stock Option Plan.

4. In their discretion upon such other measures as may properly come before the   [ ]          [ ]           [ ]
meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

Number of shares owned by undersigned              .
                                      ------------

SIGNATURE(S):                 DATE:        SIGNATURE(S):            DATE:
             ----------------     --------             ------------     -------

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.